UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 400, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) and (e): Employment Agreement with Robert Power. On September 24, 2010, Wescorp Energy, Inc. ("Wescorp") entered into an Employment Agreement (the "Agreement") with Robert G. Power ("Power") for Power to serve as Executive Chairman of Wescorp. As Executive Chairman, Mr. Power will be responsible to lead the Board of Directors, to oversee the governance of Wescorp, and to co-lead Wescorp with the Chief Executive Officer. Mr. Power originally became a director of Wescorp on January 6, 2010. His biographical information is included in Wescorp’s Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on April 15, 2010.

The term of the Agreement is four years from its effective date of January 1, 2010, with an automatic three-year extension unless either party provides a termination notice at least 90 days prior to the end of the four-year term. The annual base compensation is CAD$300,000, which Power may elect, for each year, to be paid in cash or in options to purchase Wescorp common stock. Given the early stage of the Company, on the date of entering into the Agreement (September 24, 2010), Power elected to be paid in stock options for 2010. The number of options is calculated as the cash amount multiplied by three, and then divided by the exercise price of the options. Except for 2010, the exercise price for the options being paid in lieu of cash salary is the volume-weighted, actual trading price (the "VWAP") for Wescorp common stock on December 20 of the year prior to the year for which the election is being made. For 2010, the date of election and the date for determining the exercise price is September 24, 2010, which is the date on which the Agreement was entered into. For 2011 and each subsequent year during the term, the election shall be made on or before December 20 of the year prior to the year for which the election is made, and the exercise price of the options will be the VWAP for such December 20. If December 20 is not a stock market trading day, then the election and the establishment of the exercise price for the option will occur and be based on the VWAP on the first stock market trading day subsequent to December 20. The options will be fully vested on the date of determination of the exercise price, and they will expire five years from the date on which they vest.

Power, together with the Chief Executive Officer and the Chief Financial Officer of Wescorp, is entitled to participate in the Wescorp Executive Bonus Pool (the "Bonus Pool"). The Bonus Pool is ten percent of the pre-tax profit for each fiscal year of Wescorp. The Agreement provides that Power will be entitled to not less than 35% of the amount of the Bonus Pool for each full fiscal year during which the Agreement is in effect. A Bonus Pool payment, if available, shall be made to Power on or before the date of filing of Wescorp's Form 10-K with the SEC, following the year for which the payment is being made. To the extent that Wescorp's Board Of Directors determines, acting reasonably, that Wescorp's cash position does not reasonably justify paying all or part of the Bonus Pool payments, those payments will be deferred until the Board determines, acting reasonably, that it is appropriate for Wescorp to make the payment. Wescorp does not anticipate that a pre-tax profit will occur in 2010 so that there will not be any amounts in the Bonus Pool for 2010.

Also as part of the compensation, Power will receive a one-time incentive payment of $150,000 on or before January 1, 2011. Power may receive this payment in cash, shares of Wescorp common stock, or options to purchase shares of Wescorp common stock, at the election of Power. If Power chooses options, the options shall be issued on December 31, 2010, with an exercise price equal to the VWAP for Wescorp common stock on the last market trading day on or before December 31, 2010. In the case of shares of common stock, the shares will be calculated with a price equal to the VWAP for Wescorp common stock on the last market trading day on or before December 31, 2010.

The Agreement also provides that within five days after its execution, Wescorp will grant Power options to purchase from Wescorp a number of common shares equal to 5% of the issued and outstanding common stock of Wescorp as of the close of market trading on June 30, 2010. The exercise price of these options is $.188 per share, which was the VWAP on the date of execution of the Agreement, September 24, 2010. The vesting schedule for these options is 50% upon execution of the Agreement (September 24, 2010), 25% on the first anniversary of execution of the Agreement, and 25% on the second anniversary of execution of the Agreement. These options expire five years from their respective vesting dates.

To the extent that, during the time that the Agreement is in effect, Wescorp issues any equity or convertible debt or equity for consideration other than services as defined in the Agreement, Power shall be granted to options to purchase five percent of the amount of securities so issued as follows:

(i) with respect to the issuance solely of common or preferred stock, Power will receive options to purchase five percent of the amount of securities so issued. The exercise price of the options will be the VWAP for Wescorp common stock on the closing date of the new issuance. The options will vest immediately and will expire five years after the date of the closing in which the securities are issued;

(ii) with respect to the issuance of options, warrants, convertible notes, convertible debentures or other convertible securities (collectively, the "Convertibles"), Power will receive options to purchase five percent of the number of securities into which the Convertibles are convertible, provided that the options so received by Power will not vest or otherwise become exercisable unless, until and only to the proportionate extent that the originally issued Convertibles have been exercised or converted. The exercise price of these options will be the VWAP for Wescorp common stock on the date of closing of the issuance of the Convertibles, and the options will have an exercise period equal to the exercise or conversion period of the respective specific Convertible to which each option relates. This respective exercise period for each option will begin on the date of vesting for that option; and

(iii) with respect to the issuance of any shares of common or preferred stock that are issued as part of an issuance of Convertibles, Power will receive options to purchase five percent of the amount of common and/or preferred shares so issued. The exercise price of these options will be the VWAP for Wescorp common stock on the date of the issuance, and the options will expire after a period equal to the length of the exercise period for the Convertibles that were issued in the transaction. These options will vest immediately.

Power also will be entitled to participate in all of Wescorp's benefit plans, and he will be reimbursed for all reasonable business expenses. He will be provided with an automobile, for which Wescorp also will provide insurance, service, maintenance and repair; and Wescorp will pay for certain business-related conferences and membership fees.

There is a one-year non-competition clause and a one-year employee non-solicitation requirement for Power after termination of the Agreement.

Wescorp may terminate the Agreement at any time for cause without payment of any compensation. The Agreement defines cause to include a significant breach, an act of dishonesty or gross negligence, the commission of and conviction for certain offenses, bankruptcy of Power, and the failure of Power to comply with reasonable instructions, orders and directions of the Wescorp Board Of Directors.

If Power's employment with Wescorp is terminated without cause, or if Wescorp determines not to renew the Agreement for the fifth through seventh years, then the following will occur:

(i) Wescorp will pay Power an amount equal to three times his highest annual base salary and bonus, if any, for the previous three years of his employment with Wescorp, and

(ii) Wescorp will pay Power an additional amount equal to 299 percent of his highest annual base salary for the previous three years of his employment with Wescorp, as compensation for the e loss of opportunities to obtain additional stock options under the Agreement, and

(iii) Up to 50% of the compensation arising under (i) and (ii) above may be paid by Wescorp, at its election, in stock rather than in cash. In the case of stock, the stock will be calculated at the last sale price of the stock on the day that the amount is to be paid.

Employment Agreement with Aurora Borealis Management, 1157669 Alberta Ltd. Effective May 27, 2010, Wescorp Energy, Inc. (“Wescorp”) entered into an Agreement for Services (the “Contract”) with Aurora Borealis Management, an Alberta corporation (“Aurora Borealis”), which is 100% owned by Robert Nicolay ("Nicolay"), a member of the Company’s Board of Directors. Pursuant to the Contract, Nicolay, as an employee of Aurora Borealis, will serve as Wescorp’s Prime Financial Consultant acting as Chief Financial Officer on a part-time basis beginning on May 27, 2010 and continuing through May 26, 2012 (the “Term”) unless the Contract is otherwise terminated by one of the parties. Aurora Borealis shall be paid a base annual retainer in the amount of Forty Thousand ($40,000.00) Dollars (the “Annual Retainer”) which may be taken as either cash payable monthly directly to Aurora Borealis on the last day of each month during the Term of the Contract, or fully vested warrants for common shares of Wescorp priced and issued at the time of executing the Contract and on the anniversary of the Contract, provided, that if Aurora Borealis chooses to take its compensation in the form of warrants rather than cash, the number of warrants shall be calculated as the cash amount multiplied by three, and then divided by the exercise price of the warrants, with the exercise price to be the VWAP for Wescorp common stock on the applicable May 27, or if May 27 is not a market trading day, then the VWAP for the last trading day prior to May 27.

As of the execution date of the Contract and on the anniversary thereof, Wescorp shall issue to Aurora Borealis warrants to purchase one million (1,000,000) shares of Wescorp’s common stock, with an exercise price equal to the market closing price of Wescorp common shares on their respective dates of issuance anniversary of the Term, as applicable, which Warrants shall expire five years from their respective issuance dates and vest according to the following schedule:

  50% vesting immediately,
  25% vesting on the first anniversary of the grant date, and
  25% vesting on the second anniversary of the grant date.

Aurora Borealis, together with the Executive Chair and the Chief Executive Officer of Wescorp, also is entitled to participate in the Wescorp Executive Bonus Pool (the "Bonus Pool"). The Bonus Pool is ten percent of the pre-tax profit for each fiscal year of Wescorp. The Contract provides that Aurora Borealis will be entitled to not less than 20% of the amount of the Bonus Pool for each full fiscal year during which the Contract is in effect. A Bonus Pool payment, if available, shall be made to Aurora Borealis on or before the date of filing of Wescorp's Form 10-K with the SEC, following the year for which the payment is being made. To the extent that Wescorp's Board Of Directors determines, acting reasonably, that Wescorp's cash position does not reasonably justify paying all or part of the Bonus Pool payments, those payments will be deferred until the Board determines, acting reasonably, that it is appropriate for Wescorp to make the payment. Wescorp does not anticipate that a pre-tax profit will occur in 2010 so that there will not be any amounts in the Bonus Pool for 2010.

To the extent that, during the time that the Contract is in effect, Wescorp issues any equity or convertible debt or equity for consideration other than services as defined in the Agreement, Aurora Borealis shall be granted to options to purchase 0.949 percent of the amount of securities so issued as follows:

(i) with respect to the issuance solely of common or preferred stock, Aurora Borealis will receive options to purchase 0.949 percent of the amount of securities so issued. The exercise price of the options will be the VWAP for Wescorp common stock on the closing date of the new issuance. The options will vest immediately and will expire five years after the date of the closing in which the securities are issued;

(ii) with respect to the issuance of options, warrants, convertible notes, convertible debentures or other convertible securities (collectively, the "Convertibles"), Aurora Borealis will receive options to purchase 0.949 percent of the number of securities into which the Convertibles are convertible, provided that the options so received by Aurora Borealis will not vest or otherwise become exercisable unless, until and only to the proportionate extent that the originally issued Convertibles have been exercised or converted. The exercise price of these options will be the VWAP for Wescorp common stock on the date of closing of the issuance of the Convertibles, and the options will have an exercise period equal to the exercise or conversion period of the respective specific Convertible to which each option relates. This respective exercise period for each option will begin on the date of vesting for that option; and

(iii) with respect to the issuance of any shares of common or preferred stock that are issued as part of an issuance of Convertibles, Aurora Borealis will receive options to purchase 0.949 percent of the amount of common and/or preferred shares so issued. The exercise price of these options will be the VWAP for Wescorp common stock on the date of the issuance, and the options will expire after a period equal to the length of the exercise period for the Convertibles that were issued in the transaction. These options will vest immediately.

Prior to entering into the Agreement, Aurora Borealis on May 26, 2010 was granted immediately exercisable warrants to purchase 469,439 shares of Wescorp common stock at an exercise price of $.24 per share in addition to warrants to purchase 1,000,000 shares of Wescorp common stock at an exercise price of $.24 per share of which 50% vested immediately, 25% vest on May 26, 2011 and 25% vest on May 26, 2012. These warrants satisfy Wescorp's obligations for the Annual Retainer for the first year of the Agreement. The VWAP for Wescorp common stock on May 26, 2010 was $.24 per share.

In the event that Canada Revenue Agency or any other competent governmental authority determines that Nicolay is an employee of Wescorp, Wescorp shall pay to Aurora Borealis an amount, up to a maximum of fifteen percent (15%) of all fees paid to Aurora Borealis under this Contract, that is equal to the difference between the amount of income taxes from time to time payable by Nicolay on his "employment income" as determined by Canada Revenue Agency and arising by virtue of payments under this Contract (assuming full payment of the Annual Retainer to Nicolay), and the amount of income taxes which would have been payable by Aurora Borealis under this Contract, if the amount of income taxes payable by Nicolay is greater.

Wescorp may terminate the Contract in the case of bankruptcy of Aurora Borealis or Nicolay, the lack of qualification to perform of Nicolay, or conviction for a criminal offense of either Aurora Borealis or Nicolay. Either party may terminate in the case of a default or breach by the other that cannot be remedied or is not remedied within 30 days after notice. Either party also may terminate upon providing 90 days' notice. If Wescorp terminates for any reason other than those described in the first two sentences of this paragraph, Wescorp will be obligated to pay Aurora Borealis the remaining Annual Retainer and option grants that would otherwise have been paid during the full Term.

Wescorp has agreed to indemnify Aurora Borealis and Nicolay for any damages or other losses incurred by either of them as a result of the Contract, except for losses occurring as a direct result of their own fraud, dishonesty, gross negligence, willful act or omission, or breach of the Contract. Aurora Borealis has agreed to indemnify Wescorp and its employees, agents and affiliates from any damages or other losses resulting from the fraud, dishonesty, gross negligence, or willful act or omission of Aurora Borealis or Nicolay.

Mr. Nicolay, age 54, was elected to the Board on May 1, 2006. Mr. Nicolay is President and CEO of Aurora Borealis, which is an Alberta-based firm providing corporate governance, energy investment, operations analysis and strategic development and execution advisory services for public, private and government energy corporations. Mr. Nicolay is also employed as President and Chief Executive Officer of KemeX Ltd., an Alberta corporation providing engineering and project management services to domestic and international clients in the energy industry. Prior to this, Mr. Nicolay was Vice-President, Business Development for Pengrowth Corporation, one of Canada’s premier oil and natural gas energy trusts. He is also President of Oak Point Consulting Group Ltd., an Alberta-based firm providing technology and project management and financing advisory services to domestic and international clients. Mr. Nicolay was formerly the President and CEO of the Calgary Olympic Development Association, a not-for-profit society providing facilities and venues for Olympic and high performance athletes to train, develop, and compete.

Mr. Nicolay started his career in Calgary where he held positions in Finance and Accounting with Gulf Canada Resources and with Amoco Canada Petroleum. From 1999 to 2005, he was President and CEO of ENMAX Corporation, an electric utility owned by the City of Calgary, Alberta, which he transformed into a vertically integrated corporation participating in electricity generation, transmission and distribution; and electricity and natural gas trading, wholesaling, and retailing. Prior to joining ENMAX in February 1999, Mr. Nicolay held several key positions at The City of Medicine Hat. He was Chief Administrative Officer of The City of Medicine Hat (Corporate Services and Chief Financial Officer) and CEO of The City’s wholly-owned oil and gas subsidiary corporation (650591 Alberta Ltd.) from 1995 to 1998; Commissioner of Public Services from 1992 to 1995; Manager of Financial Planning and Budget from 1989 to 1992; and, Manager of Utilities Finance from 1982 to 1989.

Mr. Nicolay currently is a director of General Magnetic Inc., governor of the Calgary Petroleum Club, and director for the Alberta Worker's Compensation Board.

Mr. Nicolay received a Master of Business Administration (with Honors) in 1995, a Banff School of Advanced Management (Resident) Diploma in 1987, and a Bachelor of Commerce in 1980. In 2005 he received the Institute-Certified (Corporate) Director Designation (ICD.D) through the Institute of Corporate Directors, the Rotman School of Management (University of Toronto) and the Haskayne Business School (University of Calgary).

Mr. Nicolay has no family relationship with any other director or executive of Wescorp, or any person nominated or chosen by Wescorp to become a director or executive officer of Wescorp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

September 30, 2010	By: /s/ Douglas Biles
Douglas Biles
Chief Executive Officer